Orion Pictures Corporation

                                                             EXHIBIT 11 (page 1)
                              ORION PICTURES CORPORATION
                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                       (in thousands, except per-share amounts)

     The following tables detail the calculation of the per-share amounts and number of shares used in computing, Loss before extraordinary gains and Net income (loss) per common share, on a primary and fully diluted basis.


                                                                         Fiscal Years Ended in February
                                                                            1995           1994             1993

        Primary:
           Loss before extraordinary gains                            $ (50,270)    $ (125,196)       $ (72,973)
           Dividends on preferred and preference stock                                      --              (19)
           Pro-forma reduction in interest expense (net of
             tax) resulting from the assumed exercise of
             stock options and warrants and the resulting
             assumed reduction of outstanding indebtedness (B)(C)                           --               --
                                                                                                                     (A)
                                                                                   ------------    -------------
                                                                                                           -------------
           Loss before extraordinary gains, as adjusted               $ (50,270)    $ (125,196)       $ (72,992)
                                                                    ============  =============     ============

           Net income (loss)                                         $  (50,270)    $ (125,196)       $ 250,240
           Dividends on preferred and preference stock                                      --              (19)
           Pro-forma reduction in interest expense (net of
             tax) resulting from the assumed exercise of
             stock options and the resulting assumed reduction
             of outstanding indebtedness (B)(C)                              --             --               (A)
                                                                    ------------ --------------   --------------
           Net income (loss), as adjusted                             $ (50,270)    $ (125,196)      $  250,221
                                                                    ============   ============      ===========

           Weighted average number of shares outstanding,
             reflects reverse stock split (E)                            20,000         20,000            6,465
           Equivalent shares applicable to stock
             options and warrants outstanding (B)(C)(E)                      --             --               (A)
                                                                     -----------    -----------      -----------

           Total common and common equivalent shares                     20,000         20,000            6,465
                                                                      ==========       ========         ========
           Primary income (loss) per common share:
             Loss before extraordinary gains                            $ (2.51)       $ (6.26)        $ (11.29)
                                                                      ==========     ==========       ==========
             Net income (loss)                                          $ (2.51)       $ (6.26)         $ 38.70
                                                                      ==========     ==========       ==========

     Orion Pictures Corporation

                                                             EXHIBIT 11 (page 2)
                              ORION PICTURES CORPORATION
                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                       (in thousands, except per-share amounts)


                                                                         Fiscal Years Ended in February
                                                                            1995           1994             1993

        Fully Diluted:
           Loss before extraordinary gains                            $ (50,270)    $ (125,196)       $ (72,973)
           Dividends on preferred and preference stock                       --             --               --
           Pro-forma reduction in interest expense (net of
             tax) resulting from the assumed exercise of
             stock options and warrants and the resulting
             assumed reduction of outstanding indebtedness (B)               --             --               (A)
                                                                 --------------- --------------   --------------

           Loss before extraordinary gains, as adjusted               $ (50,270)    $ (125,196)       $ (72,973)
                                                                  ==============   ============      ===========
           Net income (loss)                                          $ (50,270)    $ (125,196)        $250,240
           Dividends on preferred and preference stock                       --             --               --
           Pro-forma reduction in interest expense (net of
             tax) resulting from the assumed exercise of
             stock options and the resulting assumed reduction
             of outstanding indebtedness (B)                                 --             --               (A)
                                                                 --------------- --------------   --------------

           Net income (loss), as adjusted                             $ (50,270)    $ (125,196)      $ (250,240
                                                                 ===============   ============     ============
           Weighted average number of shares outstanding,
             reflects reverse stock split (D)                            20,000         20,000            6,465
           Equivalent shares applicable to:
                  Stock options and warrants outstanding (B)(D)                             --               --      (A)
             Series B Preferred Stock (C)                                    --             --               14
                                                                   -------------    -----------      -----------

           Total common and common equivalent shares (E)                 20,000         20,000            6,479
                                                                     ===========    ===========      ===========

           Fully diluted income (loss) per common share:
             Loss before extraordinary gains                            $ (2.51)       $ (6.26)        $ (11.26)
                                                                     ===========     ==========      ===========
             Net income (loss)                                          $ (2.51)       $ (6.26)        $  38.62
                                                                     ===========     ==========      ===========


        (A)     Excluded from the computation due to antidilutive effect.
        (B)     All of the Company's stock options were cancelled effective November 5, 1992.
        (C)     All of the Company's outstanding shares of preferred stock were converted to 20,000 shares of the Company's common stock on November 5, 1992.
        (D)     All of the Company's outstanding shares of old common stock were converted to 160,000 shares of the Company's new common stock on November 5, 1992.
        (E)     Additional common shares assumed to be issued for the fully diluted computation for all periods is less than
                3% of the weighted average common shares outstanding and, accordingly, fully diluted per-share amounts have not been presented on the Consolidated Statements of Operations.